QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in Registration Statement (No. 333-156725) on Form S-8 of Summer Infant, Inc. and Registration Statement (No. 333-164241) on form S-3/A of Summer Infant Inc. of our report dated February 29, 2012, relating to our audits of the consolidated financial statements, which is incorporated in this Annual Report on Form 10-K of Summer Infant for the year ended December 31, 2011.

McGladrey & Pullen, LLP
Boston, MA
February 29, 2012

QuickLinks

  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm